Exhibit 3.1

FRANCISCO V. AGUILAR Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division

401 N. Carson Street

Carson City, NV 89701

Telephone (775) 684-5708

Fax (775) 684-7141

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

7/1/2025 1:17:13 PM

Work Order Number:	W2025070101488

Reference Number:	20255006039

Through Date:	7/1/2025 1:17:13 PM

Corporate Name:	Pelthos Therapeutics Inc.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20255006017	Amendment After Issuance of Stock	3

Certified By: Sean Robles Certificate Number: B202507015862133 You may verify this certificate online at https://www.nvsilverflume.gov/home	Respectfully, FRANCISCO V. AGUILAR Nevada Secretary of State

FRANCISCO V. AGUILAR

Secretary of State

RUBEN J. RODRIGUEZ

Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400

North Las Vegas, NV 89030

Telephone (702) 486-2880

Fax (702) 486-2452

STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	GABRIEL DI CHIARA Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7141

Business Entity - Filing Acknowledgement

07/01/2025

Work Order Item Number:	W2025070101488-4556036
Filing Number:	20255006017
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	7/1/2025 12:38:00 PM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: E42848462024-4	Entity Name: Pelthos Therapeutics Inc.
Entity Status: Active	Expiration Date: None

Commercial Registered Agent

NEVADA AGENCY AND TRANSFER COMPANY

50 West Liberty Street, Suite 880, Reno, NV 89501, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully, FRANCISCO V. AGUILAR Secretary of State

Commercial Recording

2250 Las Vegas Blvd North	401 N. Carson Street	1 State of Nevada Way
North Las Vegas, NV 89030	Carson City, NV 89701	Las Vegas, NV 89119

Filed in the Office of	Business Number E42848462024-4
Francisco V. Aguilar (signature)	Filing Number 20255006017
Secretary of State State Of Nevada	Filed On 7/1/2025 12:38:00 PM
	Number of Pages 3

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

Channel Therapeutics Corporation

Entity or Nevada Business Identification Number (NVID): NV20243232146

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

Or ☒ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 9/1/2023

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 07/01/2025 Time: 4:05 p.m. ET (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☒ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☒ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) See Exhibit A attached hereto. (attach additional page(s) if necessary)
6. Signature: (Required)	Signed by: X Francis Knuettel II 183AE9009404476... Treasurer Signature of Officer or Authorized Signer Title X ______________________ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 9/1/2023

Channel Therapeutics Corporation

Exhibit A to Certificate of Amendment

The articles have been amended as follows:

Article I, the name of the entity is Pelthos Therapeutics Inc.

The directors and officers have been amended as follows:

Name:	Title:	Address:
Scott Plesha	Chief Executive Officer, President, and Director	4020 Stirrup Creek Drive Durham, NC 27703
Francis Knuettel II	Chief Financial Officer, Treasurer and Secretary	4020 Stirrup Creek Drive Durham, NC 27703
Ezra Friedberg	Director	4020 Stirrup Creek Drive Durham, NC 27703
Todd Davis	Director	4020 Stirrup Creek Drive Durham, NC 27703
Richard Baxter	Director	4020 Stirrup Creek Drive Durham, NC 27703
Richard Malamut	Director	4020 Stirrup Creek Drive Durham, NC 27703
Peter Greenleaf	Chairman of the Board of Directors	4020 Stirrup Creek Drive Durham, NC 27703
Matthew Pauls	Director	4020 Stirrup Creek Drive Durham, NC 27703

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

Pelthos Therapeutics Inc.

Nevada Business Identification # NV20243232146
Expiration Date: 11/30/2025

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 07/01/2025.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202507015862104
You may verify this certificate
online at https://www.nvsilverflume.gov/home